UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 19, 2005

FIRST INDIANA CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA
(State of incorporation or organization)

0-14354
(Commission file number)

35-1692825
(I.R.S. Employer
Identification No.)

135 NORTH PENNSYLVANIA STREET
SUITE 2800
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 269-1200
(Registrant’s Telephone Number,
Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 19, 2005, First Indiana Corporation announced Robert H. Warrington, will become chief executive officer of the corporation, effective January 1, 2006. He will continue as president of the corporation, and Marni McKinney, currently chairman and chief executive officer of the corporation, will continue as chairman. Since 2004, Mr. Warrington, age 58, has been a director, president and chief operating officer of the corporation, and president and chief executive officer of First Indiana Bank, N.A., a subsidiary of the corporation. Previously Mr. Warrington served in various management positions at Old Kent between 1988 and 2001, including chief financial officer and chairman, president, and chief executive officer of Old Kent Mortgage Company. He was vice-chairman and director of Old Kent Financial Corporation from 1998 to 2001.

Mr. Warrington is a party to an employment agreement which is incorporated by reference to Exhibit 10.2 of the Corporation’s Form 8-K dated October 20, 2004. The agreement with Mr. Warrington provides for a three-year employment term with daily extensions so that the remaining term always equals the original term. Mr. Warrington is eligible for various short-term incentive payments, long-term incentive payments, supplemental benefit payments, and certain benefits if his employment is terminated upon a change of control. Additional information concerning Mr. Warrington’s compensation for 2004, is described in Form 14A dated March 11, 2005.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST INDIANA CORPORATION

Date: October 25, 2005	By:	/s/ William J. Brunner
William J. Brunner Chief Financial Officer